                         [Community Bankshares, Inc.]

                                  IMPORTANT
                                  ---------

                Annual Meeting Adjourned to February 15, 1996

January 31, 1996


Dear Shareholder:

At the Company's Annual Shareholder Meeting held on January 26, 1996, shareholders of Community Bankshares, Inc. voted to adjourn the Meeting until February 15, 1996 in order to allow for further solicitation of proxy votes on Proposal 2 only, which concerns changes to the Company's Restated Articles of Incorporation. The affirmative vote of 80% of all outstanding shares is required to pass Proposal 2. Although over 91% of the votes that have actually been cast are "FOR" Proposal 2, over 20% of the Company's shareholders have not yet voted at all. As a result, we have not yet reached the required 80% vote. Because so many of the Company's shareholders have already indicated their support of Proposal 2, the meeting was adjourned to give the remaining shareholders a further opportunity to vote on this matter.

For the reasons set forth in the Proxy Statement for this meeting previously sent to you, your Board of Directors has unanimously approved the Charter amendments and unanimously recommends a vote "FOR" Proposal 2.

Regardless of the number of shares you own, it is important that they are represented and voted on Proposal 2 at this adjourned meeting. Since our records indicate that you have not voted on Proposal 2, please take a moment now to sign, date and mail the enclosed proxy form.

Management and its proxy solicitation firm, D.F. King & Co., Inc, will be soliciting votes by telephone in the days ahead, and your understanding is very much appreciated. If you have already voted your shares on Proposal 2, please accept our thanks and our apology for this re-solicitation.

For your convenience, management will be available during business hours to answer your questions regarding Proposal 2 at (603) 228-5127. Thank you for your cooperation and continued support.

Sincerely,

/s/ Douglas Crichfield

Douglas Crichfield
President and
Chief Executive Officer

                          COMMUNITY BANKSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P   Adjourned Session of the Annual Meeting of Shareholders to be held on
R                         Thursday, February 15, 1996
O
X
Y        The undersigned hereby appoints Douglas Crichfield, Seth A. Resnicoff and Katherine F. Tsouros, and each of them individually, as proxies of the undersigned, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of stock of Community Bankshares, Inc. that the undersigned would be entitled to vote, if personally present, at the adjourned session of the Annual Meeting of Shareholders of the Company to be held on Thursday, February 15, 1996 and at any and all adjournments thereof. The undersigned hereby acknowledges receipt of a copy of the previously mailed Notice and Proxy Statement for the Annual Meeting of Shareholders and hereby revokes any proxy or proxies, if any, heretofore given. This proxy may be revoked at any time before it is exercised.

         If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                   -------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND      SEE REVERSE
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE               SIDE
                                                                   -------------

[X] Please mark
    votes as in
    this example.

The Board of Directors recommends a vote FOR proposal 2.


2. To amend the Company's Restated Articles of Incorporation, in the form set forth in Annex D to the Proxy Statement-Prospectus, to change certain shareholder voting requirements (the "Charter Amendments").

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]


                                                           MARK HERE
                                                          FOR ADDRESS
                                                           CHANGE AND  [_]
                                                          NOTE AT LEFT

                      Please sign, date and return this proxy promptly using the enclosed envelope.

                      Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                      Signature:_____________________________ Date______________

                      Signature:_____________________________ Date______________